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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Equity Incentive Plan, as Amended through May 25, 2000 and the 1999 Employee Stock Purchase Plan, as Amended through May 25, 2000 of Ask Jeeves Inc. of our report dated February 1, 2002, except for Note 17, as to which the date is February 7, 2002, with respect to the consolidated financial statements and schedule of Ask Jeeves, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

Walnut Creek, California
July 26, 2002

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS